Exhibit 99.1

SRA ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2004

•	Revenue: $143 Million, up 36% from Second Quarter Fiscal Year 2003
•	Operating Income: $14 Million, up 41% from Second Quarter Fiscal Year 2003
•	Raising Fiscal Year 2004 Guidance for Revenue and Diluted EPS

FAIRFAX, Va. – February 2, 2004 – SRA International, Inc. (NYSE: SRX), a leading provider of information technology services and solutions to the federal government, today announced operating results for the second quarter of fiscal year 2004, which ended December 31, 2003.

Revenue for the quarter increased 36% from $105.3 million in the December 2002 quarter to $143.0 million. Operating income for the quarter increased 41% from $9.9 million in the December 2002 quarter to $14.0 million. Operating income margin increased from 9.4% in the December 2002 quarter to 9.8% in the December 2003 quarter.

Net income for the quarter was unchanged at $9.0 million compared to the December 2002 quarter. However, the December 2002 quarter included a one-time $2.8 million after-tax, non-operating gain from the sale of the Assentor practice. Excluding that one-time gain, net income increased 46% year-over-year.

Diluted earnings per share for the quarter decreased 13% from $0.38 in the December 2002 quarter to $0.33. Excluding the one-time Assentor gain, diluted earnings per share increased 27%. Moreover, the diluted weighted average share count for the quarter increased 17%, from 23.5 million shares in the December 2002 quarter to 27.4 million shares, primarily as a result of the company’s sale of 2.5 million shares in a follow-on offering in June 2003. Without the December 2002 non-operating gain and the additional shares, diluted earnings per share increased approximately 38% year-over-year. A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

Ernst Volgenau, Chairman and Chief Executive Officer of SRA, said, “This was another strong quarter. We continued to accelerate organic growth and expand our margins, and we posted the largest contract award in our history. Since the quarter’s close, we acquired ORION Scientific Systems, which is a growing and profitable provider of counterintelligence, counterterrorism, and law enforcement services and products. This acquisition will help round out our portfolio in a key growth market. And, we are especially proud of being named to FORTUNE® magazine’s “100 Best Companies to Work For” for the fifth consecutive year.”

Chief Financial Officer Stephen Hughes added, “We are very pleased with the December quarter results. Operating and net margins were very strong, days sales outstanding improved, and cash flow from operations was nearly 3 times net income for the quarter. We ended the quarter with $189 million of cash and cash equivalents and no debt. We expect the ORION acquisition to be immediately accretive to earnings and to exceed our return on invested capital threshold.”

New Business Awards

During the second quarter, SRA won new business with contract value of $451 million. Backlog of signed business orders increased by $191 million during the quarter to $1.9 billion. A description follows of four key awards:

•	SRA was awarded the Principal Resource for Information Management Enterprise-wide (PRIME 2.2) contract to provide IT services in support of the U.S. Agency for International Development (USAID). The performance-based task order was awarded under the Millennia contract and has an estimated value of $328 million over six years if all options are exercised. USAID is an independent federal agency that provides economic, development, and humanitarian assistance to nations throughout the world in support of U.S. foreign policy. The contract will consolidate operations and implement a comprehensive approach to the acquisition, integration, life cycle management, and operation of the agency’s IT resources.

•	SRA was the sole recipient of a seven-year, $44.7 million Indefinite Delivery/Indefinite Quantity contract with the Air Force Research Laboratory (AFRL) at Wright Patterson Air Force Base. Under this broad-based contract, SRA will develop information warfare systems, provide engineering and technological support for intelligence, surveillance, and reconnaissance systems, and provide training support services for AFRL.

•	SRA was one of seven companies selected by the Defense Intelligence Agency (DIA) to provide information technology hardware, software, and services for the intelligence community. DIA estimates the blanket purchase agreement, known as Defense Intelligence Information Systems Integration and Engineering Support Services Contract (DIESCON) 3, to be worth a total of $300 million over the five-year contract life. Contract services will include system and software integration, database management, system and network engineering, security support, video production, teleconferencing, hardware, software, training, documentation, architectural and operational services, and system and facilities management.

•	SRA was one of 20 companies awarded a ten-year Defense Systems Integration, Design, Development, Operations and Maintenance Services (D/SIDDOMS) III contract to provide information technology support for the Military Health System (MHS). The total value of the multiple-award, indefinite-delivery, indefinite-quantity D/SIDDOMS contract is estimated at $8 billion. Under this contract the Department of Defense and the Department of Veterans Affairs will issue task orders in support of the IT needs of the vast defense healthcare community. D/SIDDOMS covers hundreds of systems, both battlefield and domestic, that store medical information for service members and their families. The contract provides for maintaining and enhancing current systems, developing new systems, and networking for better information sharing.

Forward Guidance

SRA International is providing forward guidance for the third and fourth quarters and fiscal year 2004 as shown in the table below. These amounts represent management’s current expectations about the Company’s future financial performance, based on information available at this time:

Measure	Quarter Ending March 31, 2004	Quarter Ending June 30, 2004	FY Ending June 30, 2004
Revenue (in millions)	$148-$155	$157-$165	$580-$595

Diluted EPS	$0.33-$0.35	$0.35-$0.38	$1.30-$1.35

Diluted Share Equivalents (in millions)	27.5	27.6	27.4

These amounts reflect the expected financial contribution of the ORION acquisition, beginning February 1, 2004. Previously, the Company provided guidance for fiscal year 2004 revenue of $555-$570 million and diluted earnings per share of $1.22-$1.30 based on 27.4 million shares.

About SRA International, Inc.

SRA is a leading provider of information technology services and solutions to clients in national security, civil government, and health care and public health. SRA services include strategic consulting; systems design, development, and integration; and outsourcing and operations management. The Company also delivers business solutions for text and data mining, contingency and disaster response planning, information assurance, environmental strategies and technology, enterprise architecture, network operations and management, and enterprise systems management.

FORTUNE® magazine has chosen SRA as one of the “100 Best Companies to Work For” for five consecutive years. The Company’s 3,100 employees serve clients from its headquarters in Fairfax, Virginia, and offices across the country. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about expected future financial performance and about the estimated value of the task orders and work to be performed under new contracts, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue, our ability to maintain our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts, and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission (SEC) on September 29, 2003 and our latest quarterly report on Form 10-Q filed with the SEC on November 14, 2003. In addition, the forward-looking statements included in this press release represent our views as of February 2, 2004. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 2, 2004.

CONTACTS:

Stuart Davis	Stephen Hughes
Director, Investor Relations	Senior Vice President and CFO
SRA, International, Inc.	SRA International, Inc.
(703) 502-7731	(703) 227-7010
stuart_davis@sra.com	steve_hughes@sra.com

Exhibit 99.1

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

			Three Months Ended		Six Months Ended
			12/31/02	12/31/03	12/31/02	12/31/03
Revenue			$105,311	$143,002	$206,849	$274,980
Operating costs and expenses:
Cost of services			73,850	103,065	146,483	197,184
Selling, general, and administrative			19,571	23,457	39,385	46,604
Depreciation and amortization			1,973	2,460	3,997	4,727

Total operating costs and expenses			95,394	128,982	189,865	248,515

Operating income			9,917	14,020	16,984	26,465
Interest expense			(27)	—	(74)	(1)
Interest income			449	421	884	815
Gain on sale of equity method investment	(a	)	—	—	1,031	—
Gain on sale of Assentor practice	(b	)	4,685	—	4,685	—
Other income	(c	)	—	153	—	153

Income before taxes			15,024	14,594	23,510	27,432
Provision for income taxes			6,019	5,560	9,498	10,567

Net income			$9,005	$9,034	$14,012	$16,865

Earnings per share:
Basic			$0.43	$0.36	$0.67	$0.67

Diluted			$0.38	$0.33	$0.60	$0.62

Weighted-average shares:
Basic			20,919,580	25,389,111	20,823,641	25,287,291

Diluted			23,479,522	27,378,314	23,439,946	27,233,176

(a)    Non-recurring item reflects the receipt of an escrow payment related to the sale of our minority interest in Mail2000, Inc. in February 2001.

(b)    Non-recurring item reflects the sale of our Assentor practice in October 2002.

(c)    Non-recurring item reflects the reversal of remaining reserves established to cover estimated interest payments to state tax authorities in connection with our tax accounting method change in February 2002.

Consulting and Systems Integration Segment Statements of Operations Data (in thousands)
	Three Months Ended		Six Months Ended
	12/31/02	12/31/03	12/31/02	12/31/03
Revenue	$105,135	$143,002	$205,772	$274,980
Operating costs and expenses:
Cost of services	73,659	103,065	145,709	197,184
Selling, general, and administrative	19,484	23,457	39,049	46,604
Depreciation and amortization	1,973	2,460	3,984	4,727

Total operating costs and expenses	95,116	128,982	188,742	248,515

Operating income	$10,019	$14,020	$17,030	$26,465

Emerging Technologies Segment Statements of Operations Data (in thousands)
	Three Months Ended		Six Months Ended
	12/31/02	12/31/03	12/31/02	12/31/03
Revenue	$176	$—	$1,077	$—
Operating costs and expenses:
Cost of services	191	—	774	—
Selling, general, and administrative	87	—	336	—
Depreciation and amortization	—	—	13	—

Total operating costs and expenses	278	—	1,123	—

Operating loss	$(102)	$—	$(46)	$—

Gain on sale of equity method investment	$—	$—	$1,031	$—

Gain on sale of Assentor practice	$4,685	$—	$4,685	$—

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Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	As of
	6/30/03	12/31/03
Current assets:
Cash and cash equivalents	$158,264	$189,067
Short-term investments	433	—
Accounts receivable, net	119,224	134,710
Prepaid expenses and other	12,434	13,887
Deferred income taxes, current	5,980	5,211

Total current assets	296,335	342,875

Property and equipment, net	20,641	21,297

Other assets:
Goodwill	36,171	36,171
Identified intangibles, net	6,120	5,595
Deferred compensation trust	3,483	3,867
Deferred income taxes, noncurrent	1,308	1,536
Investments and other	653	—

Total other assets	47,735	47,169

Total assets	$364,711	$411,341

Current liabilities:
Accounts payable and accrued expenses	$40,338	$48,652
Accrued payroll and employee benefits	30,993	41,709
Current portion of long-term debt	400	—
Billings in excess of revenue recognized	4,949	8,323

Total current liabilities	76,680	98,684

Other long-term liabilities	5,016	5,884

Total liabilities	81,696	104,568

Stockholders' equity:
Preferred stock, $0.20 par value	—	—
Class A common stock, $0.004 par value	93	96
Class B common stock, $0.004 par value	40	39
Additional paid-in capital	224,808	231,739
Treasury stock, at cost	(47,057)	(47,202)
Deferred stock-based compensation	(509)	(404)
Retained earnings	105,640	122,505

Total stockholders' equity	283,015	306,773

Total liabilities and stockholders' equity	$364,711	$411,341

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Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	12/31/02	12/31/03
Cash flows from operating activities:
Net income	$14,012	$16,865
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	4,037	4,727
Stock-based compensation	105	105
Tax benefits of stock option exercises	4,669	4,155
Deferred income taxes	(26)	541
Gain on sale of equity method investment	(1,031)	—
Gain on sale of Assentor practice	(4,685)	—
Working capital changes	3,549	6,141

Net cash provided by operating activities	20,630	32,534

Cash flows from investing activities:
Capital expenditures	(5,043)	(5,047)
Purchases of investments	(8,353)	—
Proceeds from sale of investments	5,980	1,083
Proceeds from sale of equity method investment	1,031	—
Proceeds from sale of Assentor practice	4,685	—
Earn-out payments to former Marasco Newton Group, Ltd., stockholders	(8,006)	—

Net cash used in investing activities	(9,706)	(3,964)

Cash flows from financing activities:
Repayment of term loan	(800)	(400)
Issuance of common stock	2,344	2,778
Reissuance of treasury stock	1,174	—
Purchase of treasury stock	(2,718)	(145)

Net cash provided by financing activities	—	2,233

Net increase in cash and cash equivalents	10,924	30,803
Cash and cash equivalents, beginning of period	87,137	158,264

Cash and cash equivalents, end of period	$98,061	$189,067

Supplemental disclosures of cash flow information:
Cash paid during the period-
Interest	$85	$8

Income taxes	$3,796	$53

Cash received during the period-
Interest	$717	$761

Income taxes	$168	$77

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Pro Forma Statement Of Operations For The Three Months Ended December 31, 2002

(in thousands)

	As Reported 31-Dec-02 3 months ended	Adjustments	Pro Forma 31-Dec-02 3 months ended
Revenue	$105,311	$—	$105,311
Operating costs and expenses:
Cost of services	73,850	—	73,850
Selling, general and administrative	19,571	—	19,571
Depreciation and amortization	1,973	—	1,973

Total operating costs and expenses	95,394	—	95,394

Operating income	9,917	—	9,917
Interest expense	(27)	—	(27)
Interest income	449	—	449
Gain on sale of Assentor practice 1	4,685	(4,685)	—

Pro forma income before taxes	15,024	(4,685)	10,339
Pro forma provision for taxes 1	6,019	(1,879)	4,140

Pro forma net income	$9,005	(2,806)	$6,199

Pro forma earnings per share:
Basic	$0.43	$(0.13)	$0.30

Diluted	$0.38	$(0.12)	$0.26

Pro forma weighted-average shares
Basic	20,919,580	—	20,919,580

Diluted	23,479,522	—	23,479,522

Note: We have provided these non-GAAP financial measures to help investors evaluate our current on-going operations on a consistent basis.

[1]	Adjusted to eliminate gain on sale of Assentor practice for the three months ended December 31, 2002, and related tax effect at the consolidated effective tax rate of 40.1%.

Pro Forma Statement Of Operations For The Three Months Ended December 31, 2003

(in thousands)

	As Reported 31-Dec-03 3 months ended	Adjustments	Pro Forma 31-Dec-03 3 months ended
Revenue	$143,002	$—	$143,002
Operating costs and expenses:
Cost of services	103,065	—	103,065
Selling, general and administrative	23,457	—	23,457
Depreciation and amortization	2,460	—	2,460

Total operating costs and expenses	128,982	—	128,982

Operating income	14,020	—	14,020
Interest income	421	—	421
Other income	153	—	153

Income before taxes	14,594	—	14,594
Provision for taxes	5,560	—	5,560

Net income	$9,034	—	$9,034

Pro forma earnings per share:
Basic	$0.36	$0.04	$0.40

Diluted	$0.33	$0.03	$0.36

Pro forma weighted-average shares
Basic 2	25,389,111	(2,526,878)	22,862,233

Diluted 2	27,378,314	(2,526,878)	24,851,436

Note: We have provided these non-GAAP financial measures to help investors evaluate our current on-going operations on a consistent basis.

[2]	Adjusted to eliminate the impact of shares issued in our June 2003 follow-on stock offering.

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